EX-99.j.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP® Trust of our reports dated February 21, 2020, relating to the financial statements and financial highlights, which appear in Delaware VIP Diversified Income Series, Delaware VIP Emerging Markets Series, Delaware VIP High Yield Series, Delaware VIP International Value Equity Series, Delaware VIP Limited-Term Diversified Income Series, Delaware VIP REIT Series, Delaware VIP Small Cap Value Series, Delaware VIP Smid Cap Core Series, Delaware VIP U.S. Growth Series, and Delaware VIP Value Series’ Annual Reports on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 27, 2020

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP® Trust of our reports dated February 28, 2020, relating to the financial statements and financial highlights, which appear in Delaware VIP Covered Call Strategy Series, Delaware VIP Equity Income Series, Delaware VIP Fund for Income Series, Delaware VIP Government Cash Management Series, Delaware VIP Growth and Income Series, Delaware VIP Growth Equity Series, Delaware VIP International Series, Delaware VIP Investment Grade Series, Delaware VIP Limited Duration Bond Series, Delaware VIP Opportunity Series, Delaware VIP Special Situations Series and Delaware VIP Total Return Series Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 27, 2020